                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      WEST COAST ENTERTAINMENT CORPORATION
                (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                      WEST COAST ENTERTAINMENT CORPORATION
                         ONE SUMMIT SQUARE -- SUITE 200
                         ROUTE 413 & DOUBLE WOODS ROAD
                          NEWTOWN, PENNSYLVANIA 19047

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                            ON MONDAY, JUNE 16, 1997

     The Annual Meeting of Stockholders of West Coast Entertainment Corporation (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Monday, June 16, 1997 at 11:00 a.m., local time, to consider and act upon the following matters:

          1. To elect seven directors to serve until the 1998 Annual Meeting of Stockholders.

          2. To approve an amendment to the Company's 1995 Equity Incentive Plan, providing for an increase of 500,000 in the number of shares available for issuance thereunder;

          3. To ratify the selection of Price Waterhouse LLP as the Company's independent auditors for the current fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 2, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          M. Trent Standley, Secretary
Newtown, Pennsylvania
May 15, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                      WEST COAST ENTERTAINMENT CORPORATION
                         ONE SUMMIT SQUARE -- SUITE 200
                         ROUTE 413 & DOUBLE WOODS ROAD
                          NEWTOWN, PENNSYLVANIA 19047

                                PROXY STATEMENT

               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON JUNE 16, 1997

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of West Coast Entertainment Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, June 16, 1997, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     Portions of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 were mailed to stockholders, along with these proxy materials, on or about May 15, 1997.

QUORUM REQUIREMENT

     At the close of business on May 2, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 13,184,029 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the shares of Common Stock present and voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present and voting on the matter is required for the approval of the amendment to the Company's 1995 Equity Incentive Plan and for the ratification of the selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending January 31, 1998.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the election of directors, the approval of the amendment to the Company's 1995 Equity Incentive Plan or the ratification of the selection of independent auditors.

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of February 28, 1997 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director and nominee for election as a director, (iii) by each of the executive officers, and (iv) by all directors and executive officers as a group:

                                                                        SHARES BENEFICIALLY
                                                                            OWNED(1)(2)
                         NAME AND ADDRESS OF                           ----------------------
                          BENEFICIAL OWNER                              NUMBER       PERCENT
---------------------------------------------------------------------  ---------     --------
5% STOCKHOLDERS:
Ralph W. Standley III(3)(4)(5).......................................  1,361,322       10.5%
Ralph W. Standley III Irrevocable Trust(3)(5)........................    342,819        2.6
T. Kyle Standley(3)(5)(6)............................................  1,431,388       11.0
M. Trent Standley(3)(5)(6)...........................................    664,958        5.1

OTHER EXECUTIVE OFFICERS:
Peter Balner(3)(7)...................................................    352,184        2.7
Jules E. Gardner(3)..................................................         --         --
Kenneth R. Graffeo(3)................................................     20,844          *
Donald R. Thomas(3)..................................................         --         --
Richard G. Kelly(3)..................................................         --         --
Jerry L. Misterman(3)................................................         --         --
Donald Weiss(3)......................................................         --         --
Matt Brown(3)........................................................         --         --

OTHER DIRECTORS:
C. Stewart Forbes....................................................         --         --
  c/o Colliers International
  84 State Street, 5th Floor
  Boston, MA 02109
Wesley F. Hoag.......................................................         --         --
  c/o R. Meeder & Associates
  6000 Memorial Drive
  Columbus, OH 43215
All directors and executive officers as a group (13
  persons)(4)(5)(6)(7)...............................................  4,173,515       32.1

---------------
 * Less than 1%.

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options or warrants which are currently exercisable or which become exercisable, or convertible securities which are currently exercisable or which become exercisable, within 60 days after February 28, 1997, and any reference in these footnotes to shares subject to stock options held by the person or entity in question refers to stock options which are currently exercisable or which become exercisable within 60 days after February 28, 1997. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership. The number and percentage of outstanding shares owned after this offering assumes none of the listed stockholders will purchase additional shares in this offering.

(2) Number of shares deemed outstanding includes shares outstanding as of February 28, 1997 and any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following February 28, 1997.

(3) These holders have an address c/o the Company, One Summit Square, Suite 200, Route 413 and Double Woods Road, Newtown, Pennsylvania 19047.

(4) Includes 1,297,018 shares held by a revocable trust over which this stockholder has sole voting and dispositive power; also includes 64,304 shares owned by this stockholder's wife as to which this stockholder disclaims beneficial ownership.

(5) Voting and dispositive power over 342,819 shares owned by this trust is shared by T. Kyle Standley and John H. Chory, Esq., as co-trustees. The beneficiaries of the trust are Ralph W. Standley III's children, who include
    T. Kyle Standley and M. Trent Standley. The numbers of shares in the column next to the names of Ralph W. Standley III, T. Kyle Standley and M. Trent Standley exclude these shares.

(6) All shares owned by this individual are pledged to a bank as loan collateral.

(7) Excludes 142,501 shares of Common Stock owned by two family trusts, over which Mr. Balner has no voting or dispositive power.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     There are currently seven members of the Board of Directors of the Company, each of whose terms expire at the Annual Meeting, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

     The persons named in the enclosed proxy will vote to elect Ralph W. Standley III, T. Kyle Standley, M. Trent Standley, Donald R. Thomas, Peter Balner, Wesley F. Hoag and C. Stewart Forbes as directors to serve until the 1998 Annual Meeting of Stockholders, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. Each of the nominees is currently serving as a director of the Company. Each nominee has indicated his willingness to serve, if elected, but if he should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF ALL NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

     Set forth below are the names and certain information with respect to each nominee for election as a director of the Company.

     Ralph W. Standley III, age 58, has served as the Chairman of the Board of the Company and its principal predecessors for the past five years. He also served as President of two such predecessors, Nostalgia Ventures, Inc. ("NVI") and Videosmith (DE) Incorporated ("VDI"), and as Secretary of two other predecessors, Giant Video Corporation ("GVC") and G.V. Management Corp. ("GVMC"), from the date of their inception or acquisition by the Company through July 1995. Ralph W. Standley III is the father of T. Kyle Standley and M. Trent Standley.

     T. Kyle Standley, age 33, has served as the President and Chief Executive Officer and a Director of the Company and its predecessors since its inception in February 1995. Previously, he served as an executive officer of two of the Company's predecessors, GVC and GVMC, commencing in 1991. Mr. Standley was director of research at Colliers International Property Consultants from 1989 to 1991, and prior thereto was a financial analyst at Paine Webber Incorporated.

     Donald R. Thomas, age 53, has served as Chief Operating Officer since he joined the Company in May 1995. Mr. Thomas has also served as Chairman of the Board of Directors and Executive Consultant since 1985 to A-Z Video, a chain of 12 company-owned and 21 licensed video specialty stores; Chairman of the Board of Directors, President and Chief Executive Officer of Club Donatello Owners Association, a hotel-condominium owners association in San Francisco, since early 1994; and as President of D.R. Thomas Enterprises, Ltd., a management consulting firm, since 1991. From 1990 through 1992, Mr. Thomas also served as Senior Vice President of Creative Strategies Research International, Inc., a hightechnology market research and management consulting firm.

     Peter Balner, age 50, has served as Executive Vice President-Corporate Retail Operations and Development and as a Director of the Company since May 1996. Previously, he was President and Chief Executive Officer of Palmer Video, a rental video retailer, from December 1981 until its acquisition by the Company. Mr. Balner has received numerous awards, including "Retailer of the Year" in 1989 and 1993 and "Video Man of the Year" in 1989, and was inducted into the "Video Hall of Fame" in 1992. Mr. Balner has served on the Board of Directors of the Video Software Dealers Association since 1993.

     M. Trent Standley, age 32, has served as a Vice President, Secretary and a Director of the Company since May 1995. He also served as President of one of the Company's predecessors, GVI, from 1989 to 1995, as Vice President of two other predecessors, VDI from 1994, to 1995 and GVMC from 1992 to 1995, and as Secretary of a fourth predecessor, NVI, from 1993 to 1995.

     C. Stewart Forbes, age 56, a Director of the Company since May 1996, has served as President of Colliers International Property Consultants since 1979.

     Wesley F. Hoag, age 40, a Director of the Company since May 1996, has served as General Counsel and Vice President of R. Meeder & Associates, Inc., a registered investment adviser ("Meeder"), since July 1993, and since April 1994 has served as Vice President of The Flex-funds and The Flex-Partners, investment companies managed and sponsored by Meeder. From 1984 to 1993, Mr. Hoag was an attorney at the law firm of Porter, Wright, Morris & Arthur.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which is responsible for reviewing the Company's financial statements, accounting procedures and the scope and results of the annual audit of the Company's financial statements. The Audit Committee met three times and held several teleconference discussions during 1996. The current members of the Audit Committee are Messrs. Forbes and Hoag.

     The Company has a standing Compensation Committee of the Board of Directors, which is responsible for reviewing compensation issues and making decisions concerning the compensation (including stock option grants) of the Company's executive officers. The Compensation Committee met twice and held several teleconference discussions during 1996. The current members of the Compensation Committee are Messrs. Forbes and Hoag.

     The Company has a standing Acquisitions Committee of the Board of Directors, which is responsible for reviewing potential acquisition targets and authorizing the execution and performance by the Company of acquisition agreements that (i) are consistent with the Company's current financing arrangements, (ii) do not exceed an aggregate purchase price of $20 million and
(iii) that relate to target companies located in the United States and engaged in the retail video or electronic game business. The Acquisitions Committee met three times during 1996. The current members of the Acquisitions Committee are Messrs. Hoag, Ralph Standley and Kyle Standley.

     The Board of Directors met three times during 1996 and took several actions by written consent. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual stipend of $10,000, and all directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

     Under the Company's 1995 Director Stock Option Plan, as amended to date (as amended, the "Director Option Plan"), each non-employee director is eligible to receive options, for such number of shares of Common Stock and at such times as the Board of Directors may determine, which options have an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Director Option Plan vest over a three-year period, provided the optionholder continues to serve as a director of the Company, and expire ten years from the date of grant. The Director Option Plan was adopted by the Board of Directors and approved by the stockholders of the Company in July 1995, and was amended by the Board of Directors in October 1996. On May 14, 1996, each of Messrs. Forbes and Hoag and James B. Dinneen, Jr. received an option to purchase 3,000 shares of Common Stock at $13.00 per share. Mr. Dinneen resigned as a Director of the Company in April 1997. The total number of shares of Common Stock that may be issued under the Director Option Plan is 50,000.

                             EXECUTIVE COMPENSATION

     Summary Compensation. The following Summary Compensation Table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers whose salaries and bonuses exceeded $100,000 for services rendered during the fiscal year ended January 31, 1997 (the "Named Executive Officers"), together with similar information with respect to the Named Executive Officers for each of the fiscal years ended January 31, 1995 and 1996.

                                                                              LONG-TERM
                                                                            COMPENSATION
                                             ANNUAL COMPENSATION              AWARDS(2)
                                      ----------------------------------  -----------------
                                                              OTHER       NUMBER OF SHARES       ALL
           NAME AND           FISCAL                         ANNUAL       UNDERLYING STOCK      OTHER
      PRINCIPAL POSITION       YEAR    SALARY    BONUS   COMPENSATION(1)       OPTIONS       COMPENSATION
 ---------------------------- ------  --------- -------- ---------------  -----------------  ------------
 T. Kyle Standley............ 1997     $126,507       --      --              --                 --
   President and Chief        1996      $43,795  $30,000      --              --                 --
   Executive Officer          1995      $26,000       --      --              --                 --
 Kenneth R. Graffeo(3)....... 1997     $201,538       --      --              --                 --
   Executive Vice President,  1996     $200,000       --      --              --                 --
   Marketing                  1995           --       --      --              --                 --
 Jules E. Gardner(3)......... 1997     $201,538       --      --              --                 --
   Executive Vice President,  1996     $200,000       --      --              --                 --
   Franchise Operations       1995           --       --      --              --                 --
 Jerry L. Misterman(3)....... 1997     $151,154       --      --              --                 --
   Vice President,            1996     $118,750       --      --              --                 --
   Accounting and Chief       1995           --       --      --              --                 --
   Accounting Officer
 Peter Balner(4)............. 1997     $150,231       --      --              --                 --
   Executive Vice President,  1996           --       --      --              --                 --
   Corporate Retail           1995           --       --      --              --                 --
   Operations and Development

---------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the Securities and Exchange Commission, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts to these individuals during any fiscal year covered.

(3) This executive officer joined the Company in July 1995; includes compensation paid between February 1995 and July 1995 for comparable services rendered to a predecessor to the Company.

(4) This executive officer joined the Company in May 1996.

     Option Grants. No options to purchase Common Stock of the Company were granted to any of the Named Executive Officers during the fiscal year ended January 31, 1997.

     Option Exercises and Holdings. None of the Named Executive Officers holds any options to purchase Common Stock of the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with the purchase by the Company's wholly-owned subsidiary, West Coast Franchising Company ("WCFC") of substantially all the operating assets pertaining to franchising operations of West Coast Entertainment, Inc., West Coast Video Enterprises, Inc., West Coast Services, Inc., Premier Advertising, Inc. and Game Power Headquarters, Inc. (the "WCEI Companies") in July 1995, WCFC entered into employment agreements with each of Messrs. Gardner, Graffeo and Misterman. Each of these agreements has a two-year term which expires in July 1997. Under such agreements, these employees serve WCFC as its President, Executive Vice President-Marketing and Vice President-Finance, respectively. Messrs. Gardner, Graffeo and Misterman are also executive officers of the Company. These agreements, as currently in effect, provide for annual salaries of $200,000 to each of Messrs. Gardner and Graffeo, and $150,000 to Mr. Misterman. All reasonable travel, entertainment and other expenses incurred in connection with the performance of their employment duties are reimbursable by the Company.

     In addition, in May 1996, December 1996 and January 1997, the Company entered into employment agreements with Mr. Balner, Donald R. Thomas, its Chief Operating Officer and a Director of the Company, and Matt Brown, an Executive Vice President. Mr. Balner's agreement provides for an annual salary of $210,000 and expires in May 1997; Mr. Thomas' agreement provides for an annual salary of $150,000 and expires in May 1999; Mr. Brown's agreement provides for an annual salary of $150,000 and expires in January 2001. In addition, Mr. Thomas' and Mr. Brown's agreements provide for the grant of options to purchase 25,000 and 40,000 shares of the Company's Common Stock, respectively, for an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of these agreements provides that all reasonable travel, entertainment and other expenses incurred in connection with the performance of their employment duties are reimbursable by the Company.

CERTAIN TRANSACTIONS

     The Company has entered into employment agreements with Messrs. Graffeo, Gardner, Misterman, Balner, Thomas and Brown. See "Employment Agreements."

     In May 1996, the following transactions occurred:

     The Company granted certain stock options to Messrs. Forbes, Hoag and Dinneen under the Director Option Plan. See "Management -- Director Compensation."

     The Company paid an aggregate purchase price of $9,156,781, consisting of $4,578,391 in cash and 352,184 shares of Common Stock, to Mr. Balner in connection with the acquisition by the Company of all outstanding stock of Palmer Video Corporation owned by him, together with an additional $2,289,196, consisting of $436,686 in cash and 142,501 shares of Common Stock, payable to two family trusts of which Mr. Balner is trustee.

     The Company paid an aggregate purchase price of $4,300,000 in cash to A-Z Video, Inc. in connection with the acquisition of 12 video specialty stores. Mr. Thomas, the Chief Operating Officer and a Director to the Company, was Chairman of the Board of A-Z Video and owned 2% of its outstanding capital stock.

     The Company repaid approximately $3.1 million of indebtedness to a financial institution, all of which had been guaranteed by Ralph W. Standley III, T. Kyle Standley and M. Trent Standley.

     The Company repaid $216,781 of principal of and accrued interest on a convertible note to Mr. Gardner. Mr. Graffeo elected to convert an additional $216,781 of principal and accrued interest into 20,844 shares of Common Stock. Each of Messrs. Graffeo and Gardner had a 10% interest in such note, which was issued to West Coast Video Enterprises, Inc. in July 1995 as part of the purchase price for the franchise-related assets of that corporation which were acquired by WCFC.

     In July 1995, the Company also agreed to pay to each of Messrs. Graffeo and Gardner 1.11% (and the WCEI Companies 8.88%) of the total purchase price paid by the Company to the seller in connection with the acquisition of the stock or assets of any company which was a West Coast Video(R) franchisee as of July 12, 1995. Under this agreement, certain recent acquisitions of stores have resulted in a payment of approximately $235,000 to each such individual.

     In November 1996, the Company paid an aggregate purchase price of $2,700,000 to the sellers of certain video stores in one of the recent acquisitions. Donald Weiss, an Executive Vice President of the Company, is an investor in, and director of, such sellers and received $1,100,000 of such consideration.

     The Company made advances on an interest-free basis to Ralph W. Standley, III, during the year ended January 31, 1997 in the maximum amount of $72,541, which amount was outstanding on January 31, 1997.

     The Company has adopted a policy requiring all future transactions between the Company and its officers, directors and affiliates to be on terms no less favorable to the Company than could be obtained from unrelated third parties and to be approved by a majority of the disinterested members of the Company's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews the compensation levels of the Company's executive officers, makes recommendations to the Board of Directors regarding compensation, and has authority to grant options under the Company's 1995 Equity Incentive Plan.

     The Company's compensation program seeks to achieve the following objectives:

     - To attract and retain key executives who are important to the long-term growth and success of the Company.

     - To give appropriate incentives based on both individual performance and the performance of the Company as a whole.

     - To promote identity of interest between the Company's stockholders and its senior management.

     - To reward officers for their contributions to growing the number of video stores (through acquisitions and new store construction) and increasing the average annual revenue per store.

     The Company's executive compensation program consists primarily of base salaries, supplemented by equity incentives and bonuses under appropriate circumstances. Base salaries are determined in a manner intended to be comparable to the salaries that are paid to persons performing similar functions for companies of comparable size in comparable industries, although a number of subjective factors also influence salary decisions, including the Company's judgment with respect to a given individual's particular skills, experience and knowledge of the Company's industry. In addition, the compensation of executives who joined the Company upon the Company's acquisition of their former employers reflects the level at which they were compensated by such former employers. The Company typically reviews executive base salaries on an annual basis, except in the case of long-term contracts. Equity incentives represent the principal performance-based component of the Company's compensation program. The Company granted options to two executive officers in the fiscal year ended January 31, 1997; options grants were not believed to be necessary or appropriate to other senior executives in part due to their already significant stock holdings in the Company. The Company did not pay any bonuses relating to the fiscal year ended January 31, 1997.

     Compensation of the Chief Executive Officer. T. Kyle Standley's base salary was increased from an annual rate of $138,000 to an annual rate of $230,000 effective November 3, 1996. The Compensation Committee believed that this increase was appropriate given the rapid growth of the Company and Mr. Standley's contributions to that growth. Based on informal information, the Compensation Committee believes that Mr. Standley's level of compensation is near the middle of the range of compensation to chief executives for companies of similar size within the industry.

                                            Compensation Committee

                                            Wesley F. Hoag
                                            C. Stewart Forbes

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors, and persons who own more than ten percent of the Company's outstanding Common Stock, to file reports of initial ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from May 14, 1996 (the date of the closing of the Company's initial public offering) to January 31, 1997, all of its executive officers, directors and ten-percent stockholders complied with their Section 16(a) filing obligations.

STOCK PERFORMANCE GRAPH

     The following graph compares, on a monthly basis, the cumulative total stockholder return on the Common Stock of the Company between May 14, 1996 (the date the Company's Common Stock commenced public trading) and January 31, 1997 with the cumulative total return of (i) the Nasdaq Market Index (US) and (ii) an index compiled for the Company (the "Video Retailers Group") over the same period. The Video Retailers Group is comprised of Hollywood Video, Inc., Movie Gallery Inc., Moovies, Inc. and Video Update, Inc., other comparable publicly-traded companies whose primary line of business is the retail rental and sale of movies on videocassette. This graph assumes the investment of $100.00 on May 14, 1996 in the Company's Common Stock, the Nasdaq Market Index and the Video Retailers Group, and assumes that dividends, if any, are reinvested.

                              [PERFORMANCE GRAPH]


                                                       5/14/96    7/31/96   10/31/96    1/31/97
                                                       --------   -------   --------    -------
West Coast Entertainment Corporation..............      $100.00    $76.70    $86.41     $ 64.08
Nasdaq Market Index (US)..........................      $100.00    $86.90    $98.24     $110.97
Video Retailers Group.............................      $100.00    $80.53    $86.30     $ 83.42

                                  PROPOSAL 2:

                  AMENDMENT TO THE 1995 EQUITY INCENTIVE PLAN

     On April 15, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Company's 1995 Equity Incentive Plan (the "Equity Plan"), providing for an increase of 500,000 in the number of shares available for issuance upon the exercise of stock options granted under the Equity Plan (the "Amendment"). THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE EQUITY PLAN

     The Equity Plan was adopted by the Board of Directors and approved by the stockholders of the Company in July 1995. The Equity Plan enables the Company to grant options to purchase Common Stock, to make awards of restricted Common Stock, and to issue certain other equity-related securities of the Company to employees of and consultants to the Company. The total number of shares of Common Stock which may currently be issued under the Equity Plan is 350,000 shares, which number will increase to 850,000 if the Amendment is approved. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price as determined by the Board of Directors, during a period specified in the applicable option agreement. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company with respect to the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Company. The maximum number of shares with respect to which options or awards may be granted to any employee under the Equity Plan may not exceed 90,000 shares of Common Stock during any calendar year.

     Under the Equity Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("nonstatutory options"). Incentive stock options may only be granted to employees of the Company. Stock options granted under the Equity Plan will be nontransferable, and it is expected that they will generally become exercisable in four equal annual installments beginning one year from the date of grant and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment with the Company).

     The Equity Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options and restricted stock awards are granted and determines the number of shares of Common Stock covered by the option or award, its exercise price or purchase price, its vesting schedule and (in the case of stock options) its expiration date. The Board of Directors has delegated authority to Ralph W. Standley III, Chairman of the Board, to make individual option grants of up to 20,000 per individual per year, up to a maximum of 100,000 options to all individuals in the aggregate, with exercise prices per share equal to at least the fair market value of a share of the Company's Common Stock on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES OF THE EQUITY PLAN

     The following is a summary of the federal income tax treatment of incentive stock and non-statutory options and restricted stock awards under the Equity Plan.

     Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a non-statutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price (and the Company is required to withhold an appropriate amount for tax purposes). However, the following special rules apply to persons required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended ("Reporting Persons"). If a Reporting

Person exercises the option within six months of the date of grant, upon exercise of such option no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant, unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value at the time of exercise recognized as ordinary income as of the time of exercise.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Equity Plan (provided that the difference between the option exercise price and the fair market value of the stock on the date of exercise must be included in the optionee's "alternative minimum taxable income" as described below), and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain to the optionee upon a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to cause all such increase to be treated as capital gain.

     If the optionee sells the shares prior to the expiration of the Statutory Holding Period (a "disqualifying disposition"), he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the sale less the option price, and the Company will receive a corresponding business expense deduction. Any additional gain realized as a result of appreciation between the date of exercise and the date of sale will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and as a short-term capital loss if the shares are held for a shorter period.

     Special rules may apply to options held by directors and officers. If the optionee making a disqualifying disposition is a Reporting Person, and the option was exercised within six months of the date of grant, the amount of taxable income realized at ordinary income tax rates (and the amount of the Company's business expense deduction) will be equal to the lesser of (i) the fair market value of the shares on the date that is six months after the date of grant less the option price, or (ii) the amount realized on sale less the option price.

     For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-statutory option. Thus, an optionee must, in the year of option exercise, include the difference between the exercise price and the fair market value of the stock on the date of exercise in alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income currently at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

                                  PROPOSAL 3:

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending January 31, 1998. Although stockholder approval of the Board of Directors' selection of Price Waterhouse LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office not later than January 16, 1998 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                            M. Trent Standley, Secretary

May 15, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1997 INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO (EXCEPT EXHIBITS) TO EACH OF THE COMPANY'S STOCKHOLDERS UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION: INVESTOR RELATIONS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A REPRESENTATION AS TO SUCH OWNERSHIP ON MAY 2, 1997.

                                                                      Appendix 1
                                                                      ----------

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      WEST COAST ENTERTAINMENT CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 16, 1997

     The undersigned hereby appoint(s) Ralph W. Standley, III, T. Kyle Standley, Richard G. Kelly and John H. Chory as proxies to act without the other and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Common Stock of West Coast Entertainment Corporation (the "Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on June 16, 1997 or any adjournment thereof.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

Item 1 - Election of Directors

Nominees: Peter Balner, C. Stewart Forbes, Wesley F. Hoag, Ralph W. Standley, III, T. Kyle Standley, M. Trent Standley, Donald R. Thomas


     FOR  [ ]                           WITHHOLD AUTHORITY            [ ]
                                        to vote for all nominees

                                        WITHHELD FOR (Write that nominee's name
                                        in the space provided below)

                                        ----------------------------------
                                        ----------------------------------


Item 2 - Approval of an Amendment to the 1995 Equity Incentive Plan, as described in the accompanying Proxy Statement.


     FOR  [ ]                AGAINST [ ]                     ABSTAIN  [ ]


Item 3 - Ratification of Price Waterhouse LLP as independent auditors for the fiscal year ended January 31, 1998.

     FOR  [ ]                AGAINST [ ]                     ABSTAIN  [ ]



                                        ----------------------------------
                                        Signature

                                        ----------------------------------
                                        Signature

                                        ----------------------------------
                                        Date:


NOTE: Please sign name as appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                      Appendix 2
                                                                      ----------


                      WEST COAST ENTERTAINMENT CORPORATION
                      ------------------------------------


                           1995 EQUITY INCENTIVE PLAN


1.   Purpose.
     -------

     The purpose of this plan (the "Plan") is to secure for West Coast Entertainment Corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.   Type Of Options And Awards; Administration.
     ------------------------------------------

     (a) TYPES OF OPTIONS AND AWARDS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options"). Awards granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and shall meet the requirements of Section 13 of the Plan.

     (b)  Administration.
          --------------

          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion (x) grant options to purchase shares of the Company's Common Stock (as defined in Section 4 of the Plan), and issue shares upon exercise of such options as provided in the Plan and (y) make awards for the purchase of shares of Common Stock pursuant to Section 13 of the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements, awards and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements and awards, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement or award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith.

          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee. Unless all members of the Board of Directors are "outside directors" within the meaning of Section 162(m) of the Code, as such term is interpreted from time to time, the Board shall appoint such a Committee of two or more directors, all of whom are outside directors, and shall delegate to such Committee all of its powers under the Plan, except that the Board's concurrent approval shall be required for any amendment to the Plan which may be adopted by the Committee; and provided, that any failure of any director or Committee member to satisfy the definition of outside director shall not invalidate any action taken by the Board or Committee with respect to any participant in the Plan, whether or not such person is a "covered employee" within the meaning of Section 162(m) of the Code, as such term is interpreted from time to time.

     (c) APPLICABILITY OF RULE 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act") or, any successor rules ("Rule 16b-3") or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     (d) APPLICABILITY OF SECTION 162(m). Those provisions of the Plan which are required by or make express reference to Section 162(m) of the Code or any regulations thereunder, or any successor section of the Code or regulations thereunder ("Section 162(m)") shall apply only upon the Company's becoming a company that is subject to Section 162(m). Notwithstanding any provisions in this Plan to the contrary, whenever the Board of Directors is authorized to exercise its discretion in the administration or amendment of this Plan or any option hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding option that would otherwise qualify as performance-based compensation under Section 162(m) to fail to so qualify under
Section 162(m).

3.   Eligibility.
     -----------

     (a) GENERAL. Options and awards may be granted or made to persons who are, at the time of grant, employees, officers or directors (so long as such officers and directors are also employees) of, or consultants or advisors to, the Company; PROVIDED, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company; and PROVIDED FURTHER that from the date on which the Company first has its Common Stock registered under the Exchange Act, non-employee directors of the Company are not eligible to receive options or awards of restricted stock under the Plan. A person who has been granted an option or award may, if he or she is otherwise eligible, be granted additional options or awards if the Board of Directors shall so determine. Subject to adjustment as provided in Section 16 below, the maximum number of shares with respect to which options or awards may be granted to any employee under the Plan in any one calender year shall not exceed 90,000 shares of common stock.

     (b) GRANT OF OPTIONS TO DIRECTORS AND OFFICERS. The selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a participant, the timing of the option grant or award, the exercise price of the option or the sale price of the award and the number of shares for which an option or award may be granted to such director or officer shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all members shall be "disinterested persons." For the purposes of the Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.   Stock Subject to Plan.
     ---------------------

     Subject to adjustment as provided in Section 16 below, the total number of shares which may be issued and sold under the Plan is 350,000 shares of Common Stock, $.01 par value per share ("Common Stock"). Except as may be prohibited by Rule 16b-3, (i) if an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants or awards under the Plan, and (ii) if restricted stock awarded under the Plan shall be repurchased by the Company, the repurchased shares subject to such award shall again be available for subsequent option grants or awards under the Plan.

5.   Forms of Option Agreements.
     --------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.   Purchase Price Upon Exercise of Options.
     ---------------------------------------

     (a) GENERAL. Subject to Section 3(b), the purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, or an option intended to qualify as performance-based compensation within the meaning of Section 162(m), the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

     (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including without limitation by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined in such manner as may be prescribed by the Board of Directors.

7.   Option Period.
     -------------

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that such date, in the case of an Incentive Stock Option, shall in no case be later than ten years after the date on which the option is granted.

8.   Exercise of Options.
     -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.   [Intentionally Omitted]

10.  Effect of Termination of Employment or Other Relationship.
     ---------------------------------------------------------

     The Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.  Incentive Stock Options.
     -----------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

          (ii) The option exercise period shall not exceed five years from the date of grant.

     (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised, by the person to whom it is transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option or award granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no stock option may be exercised after its expiration date.

12.  Additional Provisions.
     ---------------------

     (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan.

     (b) ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised.

13.  Awards.
     ------

     A restricted stock award ("award") shall consist of the sale and issuance by the Company of shares of Common Stock, and purchase by the recipient of such shares, subject to the terms, conditions and restrictions described in the document evidencing the award and in this Section 13 and elsewhere in the Plan.

     (a) EXECUTION OF RESTRICTED STOCK AWARD AGREEMENT. As a condition to an award under the Plan, each recipient of an award shall execute an agreement in such form, which may differ among recipients, as shall be specified by the Board of Directors at the time of such award.

     (b) PRICE. The Board of Directors shall determine the price at which shares of Common Stock shall be sold to recipients of awards under the Plan. The Board of Directors may, in its discretion, issue shares pursuant to awards without the payment of any cash purchase price by the recipients or issue shares pursuant to awards at a purchase price below the then fair market value of the Common Stock. If a purchase price is required to be paid, it shall be paid in cash or by check payable to the order of the Company at the time that the award is accepted by the recipient, or by such other means as may be approved by the Board of Directors.

     (c) NUMBER OF SHARES. The award shall specify the number of shares of Common Stock granted thereunder.

     (d) RESTRICTIONS ON TRANSFER. In addition to such other terms, conditions and restrictions upon awards as shall be imposed by the Board of Directors, all shares issued pursuant to an award shall be subject to the following restrictions:

          (1) All shares of Common Stock subject to an award (including any shares issued pursuant to paragraph (e) of this Section) shall be subject to certain restrictions on disposition and obligations of resale to the Company as provided in subparagraph (2) below for the period specified in the document evidencing the award, and shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such restrictions lapse. The period during which such restrictions are applicable is referred to as the "Restricted Period."

          (2) In the event that a recipient's employment with the Company (or consultancy or advisory relationship, as the case may be) is terminated within the Restricted Period, whether such termination is voluntary or involuntary, with or without cause, or because of the death or disability of the recipient, the Company shall have the right and option for a period of three months following such termination to buy for cash that number of the shares of Common Stock purchased under the award as to which the restrictions on transfer and the forfeiture provisions contained in the award have not then lapsed, at a price equal to the price per share originally paid by the recipient. If such termination occurs within the last three months of the applicable restrictions, the restrictions and repurchase rights of the Company shall continue to apply until the expiration of the Company's three month option period.

          (3) Notwithstanding subparagraphs (1) and (2) above, the Board of Directors may, in its discretion, either at the time that an award is made or at any time thereafter, waive its right to repurchase shares of Common Stock upon the occurrence of any of the events described in this paragraph
     (d) or remove or modify any part or all of the restrictions. In addition, the Board of Directors may, in its discretion, impose upon the recipient of an award at the time of such award such other restrictions on any shares of Common Stock issued pursuant to such award as the Board of Directors may deem advisable.

     (e) ADDITIONAL SHARES. Any shares received by a recipient of an award as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to such award shall have the same status and shall bear the same restrictions, all on a proportionate basis, as the shares initially purchased pursuant to such award.

     (f) TRANSFERS IN BREACH OF AWARD. If any transfer of shares purchased pursuant to an award is made or attempted contrary to the terms of the Plan and of such award, the Board of Directors shall have the right to purchase for the account of the Company those shares from the owner thereof or his or her transferee at any time before or after the transfer at the price paid for such shares by the person to whom they were awarded under the Plan. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by specific performance to the extent permitted by law. The Company may refuse for any purpose to recognize as a shareholder of the Company any transferee who receives any shares contrary to the provisions of the Plan and the applicable award or any recipient of an award who breaches his or her obligation to resell shares as required by the provisions of the Plan and the applicable award, and the Company may retain and/or recover all dividends on such shares which were paid or payable subsequent to the date on which the prohibited transfer or breach was made or attempted.

     (g) ADDITIONAL AWARD PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in any award granted under the Plan, including without limitation commitments to pay cash bonuses, make, arrange for or guarantee loans or transfer other property to recipients upon the grant of awards, or such other provisions as shall be determined by the Board of Directors.

14.  General Restrictions.
     --------------------

     (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option or award is granted, as a condition of exercising such option or purchasing the shares subject to the award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     (b) COMPLIANCE WITH SECURITIES LAWS. Each option and award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

15.  Rights as a Shareholder.
     -----------------------

     The holder of an option or recipient of an award shall have no rights as a shareholder with respect to any shares covered by the option or award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16.  ADJustment Provisions for Recapitalizations and Related Transactions.
     --------------------------------------------------------------------

     (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan or repurchase rights of the Company, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 16 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     (b)  BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 16 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

17.  Merger, Consolidation, Asset Sale, Liquidation, etc.
     ---------------------------------------------------

     (a) GENERAL. In the event of a consolidation or merger in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company or sale of all or substantially all of the assets of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options and awards: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event; provided, however, that the Board of Directors may not take any action which would cause any option granted under the Plan to fail to qualify as performance-based compensation within the meaning of Section 162(m).

     (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

18.  No Special Employment Rights.
     ----------------------------

     Nothing contained in the Plan or in any option or award shall confer upon any recipient of an award or optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

19.  Other Employee Benefits.
     -----------------------

     Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise nor the value of an award granted to an employee will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20.  Amendment of the Plan.
     ---------------------

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or is required to ensure that any compensation attributable to any option under the Plan is deductible by the Company for federal income tax purposes under Section 162(m), the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or recipient of an award, affect his or her rights under an option or award previously granted to him or her. With the consent of the optionee or recipient of the award affected, the Board of Directors may amend outstanding option agreements or awards in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option or award to the extent required to ensure that any compensation attributable to any option under the Plan is deductible by the Company for federal income tax purposes under Section 162(m), or any successor rule.

21.  Withholding.
     -----------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan or the purchase of shares subject to the award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an award may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or the purchase of shares subject to an award or (ii) by delivering to the Company shares of Common Stock already owned by the optionee or award recipient. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or award recipient who has made an election pursuant to this Section 21(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

     (c)  If the recipient of an award under the Plan elects, in accordance with
Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date of the award.

22.  Cancellation and New Grant of Options, Etc.
     ------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

23.  Effective Date and Duration of the Plan.
     ---------------------------------------

     (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 20) shall become effective when adopted by the Board of Directors, but no option issued after the date of such amendment shall become exercisable unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options and awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) TERMINATION. Unless sooner terminated in accordance with Section 17, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

24.  Provision for Foreign Participants.
     ----------------------------------

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                    Adopted by the Board of Directors on July 5, 1995. Approved by the Stockholders on July 5, 1995.
          Amended by the Board of Directors on October 7, 1996.